EXHIBIT 3.1

HALLIBURTON COMPANY
BY-LAWS
AS AMENDED

Offices
1.The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, or at such other office (which need not be a place of business or principal office of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law, and the name of the agent in charge thereof shall be The Corporation Trust Company. The Corporation shall also have offices in the City of Houston, State of Texas, and at such other places as the Board of Directors may, from time to time, appoint.
Seal
2.    The corporate seal shall have inscribed thereon around the margin the words “Halliburton Company” and “Delaware” and across the center thereof the words “Corporate Seal.” The Secretary shall have custody of the corporate seal and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.
Stockholders’ Meetings
3.    All meetings of the stockholders for the election of Directors shall be held in the City of Houston, State of Texas, at such place as may be fixed from time to time by the Board of Directors or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Delaware, as shall be stated in the notice of the meeting.
4.    Annual meetings of the stockholders shall be held on the third Wednesday in the month of May each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 a.m., or at such other date and time as shall be designated, from time to time, by the Board of Directors and stated in the notice of meeting, at which time the stockholders shall elect a Board of Directors, in the manner provided for in the Certificate of Incorporation, and transact such other business as may be brought before the meeting. At any meeting of stockholders where Directors are elected, each Director shall be elected by the vote of the majority of the votes cast; provided, that if the number of nominees exceeds the number of Directors to be elected and any stockholder proposed nominee has not been withdrawn before the tenth (10th) day preceding the earlier to occur of (i) the day on which the Corporation mails proxy materials to stockholders for the meeting or (ii) the day on which the Corporation mails notice of internet availability of proxy materials to stockholders for the meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of Directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; abstentions will be ignored. The Corporation’s Corporate Governance Guidelines provide that each incumbent Director nominee prior to being nominated for election or re-election will have signed and delivered to the Board of Directors an irrevocable letter of resignation that is deemed tendered as of the date of the certification of the election results for any Director who fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast. The letter of resignation will be limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast and such resignation shall only be effective upon acceptance by the Board of Directors. If an incumbent Director fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation considering all factors that the Board of Directors believes to be relevant and will publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board of Directors, will be effective at the time of the Board of Directors’ determination to accept the resignation. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified.
5.    At an annual or special meeting of the stockholders, only business properly brought before the meeting shall be conducted. To be properly brought before a meeting of the stockholders, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting in accordance with this Section 5 by a stockholder of record both at the time of the giving of notice provided for in this Section 5 and at the time of the meeting. In addition to any other requirements, for business to be properly brought before a meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (a) with respect to business to be conducted at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event the annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after such anniversary date, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the close of business on the tenth (10th) day following the public announcement; and (b) with respect to business to be conducted at a special meeting of stockholders, other than a notice of a stockholder or stockholders pursuant to Section 11 requesting that a special meeting be called, the requirements of which notice are provided in that section, not later than the close of business on the tenth (10th) day following the first public announcement of the date of such special meeting.

In order to assist the Corporation and the Board of Directors in making a recommendation with respect to the proposed business, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders: (i) a brief description of the business proposed to be brought before the meeting, including the text of any resolution proposed for consideration, and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is being made; (iii) the class and number of shares of stock of the Corporation and any derivatives, hedged positions and other economic or voting interests in or relating to the capital stock of the Corporation, in each case which are beneficially owned by each of the stockholder and the beneficial owner, if any; (iv) a representation that the stockholder or a qualified representative of the stockholder intends to appear in person at the meeting to bring the proposed business before the meeting; (v) any material interest of the stockholder and of the beneficial owner, if any, in such business; and (vi) any agreement, arrangement or understanding the stockholder or beneficial owner, if any, may have with others regarding the proposed business.
Notwithstanding anything in the By-laws to the contrary, no business (other than the nomination of a person for election as a Director, which is governed by Section 6, and matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting) shall be conducted at an annual or special meeting of stockholders except in accordance with the procedures set forth in this Section 5; provided, however, that nothing in this Section 5 shall be deemed to preclude discussion by any stockholder of any business properly brought before a meeting in accordance with these procedures.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and any such business not properly brought before the meeting shall not be transacted. Further, if the stockholder proposing the business, or a representative qualified under applicable law to present the proposal on behalf of the stockholder, does not appear at the meeting to present the item of business, including any item of business brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Chairman of the meeting may determine that the item will be disregarded, notwithstanding that proxies in respect of the item of business have been received by the Corporation.
A stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 5.
6.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of stockholders: (i) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors; or (ii) by any stockholder entitled to vote for the election of Directors at the meeting, who complies with the notice procedures set forth in this Section 6 and who is a stockholder of record both at the time of the giving of notice provided for in this Section 6 and at the time of the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation: (a) with respect to an election to be held at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event the annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after such anniversary date, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the close of business on the tenth (10th) day following the public announcement; and (b) with respect to an election to be held at a special meeting of stockholders, other than a notice of a stockholder or stockholders pursuant to Section 11 requesting that a special meeting be called to elect Directors, the requirements of which notice are provided in that section, not later than the close of business on the tenth (10th) day following the first public announcement of the date of such special meeting.
In order to assist the Corporation and the Board of Directors in making a recommendation with respect to the proposed nominee, a stockholder’s notice to the Secretary shall: (i) set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person; (c) the class and number of shares of capital stock of the Corporation and derivatives, hedged positions and other economic or voting interests in or relating to the capital stock of the Corporation, in each case which are beneficially owned by the person; (d) a statement whether the person intends to tender the advance resignations described in Section 4 and this Section 6 of these By-laws; (e) any undisclosed voting commitments or other arrangements with respect to the person’s actions as a Director; (f) other arrangements or matters that would prevent the person from being considered an independent Director under the Corporation’s Corporate Governance Guidelines and applicable stock exchange listing standards; and (g) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (ii) set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is being given: (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any; and (b) the class and number of shares of capital stock of the Corporation and derivatives, hedged positions and other economic or voting interests in or relating to the capital stock of the Corporation, in each case which are beneficially owned by each of the stockholder and beneficial owner, if any; (iii) set forth information as to any material relationships, including financial transactions and compensation, between or among any of the stockholder, the beneficial owner, if any, on whose behalf the notice is being given, any of their respective associates and affiliates or any other person acting in concert therewith, on the one hand, and the proposed nominee, any of the nominee’s associates and affiliates or any other person acting in concert therewith, on the other hand; and (iv) include with respect to each proposed nominee, a completed and signed questionnaire and a signed representation and agreement as described below in this Section 6. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director.

With respect to any proposed nominee nominated in accordance with this Section 6 by a stockholder of record owning at least one percent (1%) of the issued and outstanding voting stock of the Corporation continuously for at least one (1) year as of the date the written notice of the nomination is submitted to the Corporation, the Secretary will contact such nominee in accordance with the Corporation’s Corporate Governance Guidelines. Other than Directors chosen pursuant to the provisions of Section 12, no person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 6 and, in the case of a special meeting of stockholders, Section 11.
To be eligible to be a nominee for election or re-election as a Director by a stockholder, the proposed nominee must deliver, in accordance with the time periods prescribed for delivery of notice under this Section 6, to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which form of questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee: (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in writing or (b) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification, and has not received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a Director of the Corporation; provided, that agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a Director (but not, for the avoidance of doubt, in connection with service as a Director) and any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a Director), shall not be disqualifying under this bylaw, and that all such permissible arrangements have been disclosed to the Corporation in writing; and (iii) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
To be eligible to be a nominee for election or re-election as a Director (whether by or at the direction of the Board of Directors, by any stockholder or otherwise), the proposed nominee must sign and deliver to the Board of Directors an irrevocable letter of resignation, in a form satisfactory to the Board of Directors, that is: (i) limited to, conditioned on and deemed tendered upon a finding by the disinterested Directors, even though less than a quorum and in accordance with the procedures described below in this paragraph, that the Director, in connection with the performance of his or her duties as a Director, Substantially Participated in a Significant Violation or Recklessly disregarded his or her duty to exercise reasonable oversight; and (ii) subject to the acceptance of the resignation by the disinterested Directors. The disinterested members, if any, of the Nominating and Corporate Governance Committee will review the Director’s conduct and make a recommendation to the Board of Directors regarding whether the Director’s act or failure to act constitutes the conduct described above in this paragraph and whether to accept or reject the resignation or whether other action should be taken. The disinterested Directors will act on the recommendation of the disinterested members, if any, of the Nominating and Corporate Governance Committee considering all factors that the disinterested Directors believe to be relevant, and will determine whether the Director’s act or failure to act constitutes the conduct described above in this paragraph and whether to accept or reject the resignation or whether other action should be taken. The resignation, if accepted by the disinterested Directors, will be effective at the time of the disinterested Directors’ determination to accept the resignation.
For purposes of the immediately preceding paragraph:
“Recklessly” means a knowing disregard of a substantial and unjustifiable risk that amounts to an “I do not care” attitude; it occurs when a person, with no intent to cause harm, performs an act so unreasonable and so dangerous that he or she knows that, or consciously disregards whether, harm will probably result;
“Significant Violation” means a breach of fiduciary duty arising from a material violation of a U.S. federal or state law; and
“Substantially Participated” means (i) personal involvement in a violation of law by a person and does not encompass a violation asserted against the Corporation itself and (ii) that the person knowingly or Recklessly engaged in a Significant Violation.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded. Further, if the stockholder proposing the nominee, or a representative qualified under applicable law to propose the nominee on behalf of the stockholder, does not appear at the meeting to present the nomination, the nomination will be disregarded, notwithstanding that proxies in respect of such nomination have been received by the Corporation.
The requirements of this Section 6 shall apply to any nomination of a person for election as a Director by a stockholder. A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with respect to the matters set forth in this Section 6.
7.    The holders of a majority of the issued and outstanding voting stock of the Corporation, present in person, or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business.
8.    At each meeting, every stockholder shall be entitled to vote in person or by proxy and shall have one (1) vote for each share of voting stock of the Corporation registered in such stockholder’s name on the stock books of the Corporation except as provided in Section 12 hereof.

9.    Written notice of a meeting of stockholders shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting directed to such stockholder’s address as it appears on the records of the Corporation.
10.    A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared and shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
11.    Special meetings of the stockholders shall be called by the Secretary or an Assistant Secretary upon the request of the Chairman of the Board, the Chief Executive Officer, the President (if a Director) or the Board of Directors.
Subject to the provisions in this Section 11, special meetings of the stockholders shall also be called by the Secretary or an Assistant Secretary upon a written request signed by: (i) a stockholder owning at least ten percent (10%) of the issued and outstanding voting stock of the Corporation or (ii) two or more stockholders owning in the aggregate at least twenty-five percent (25%) of the issued and outstanding voting stock of the Corporation. The record date for determining stockholders entitled to request a special meeting shall be the date on which the first request for such special meeting was delivered to the Secretary. Except as otherwise provided in this Section 11, Section 5 (in the case of all matters to be considered at a meeting other than Director nominations) or Section 6 (in the case of Director nominations) shall apply with respect to such request.
A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares required in order for the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.
Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. Furthermore, a special meeting request shall not be valid (and the Board of Directors shall have no obligation to call a special meeting in respect of such special meeting request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law.
12.    Cumulative voting shall not be allowed. Each stockholder shall be entitled, at all elections of Directors, to as many votes as shall equal the number of shares of stock of the Corporation held and owned by such stockholder and entitled to vote at such meeting under Article EIGHTH of the Certificate of Incorporation, as amended, for as many Directors as there are to be elected, unless such right to vote in such manner is limited or denied by other provisions of the Certificate of Incorporation.
Vacancies caused by the death or resignation of any Director and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of at least a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual meeting of the stockholders.
Board of Directors and Committees
13.    The property and business of the Corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall not be less than eight (8) nor more than twenty (20). Within these limits, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.
14.    The Directors shall hold their meetings in Houston, Texas, and at such other places as they may designate, and may keep the books of the Corporation outside of Delaware, in the City of Houston, Texas, or at such other places as they may, from time to time, determine.
15.    In addition to the powers and authorities conferred by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are permitted by the Certificate of Incorporation and not by statute required to be exercised or done by the stockholders.
16.    Each Director shall be paid such fee as the Board of Directors may, from time to time, by resolution determine.
17.    The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Directors in the management of the business and affairs of the Corporation.
Meetings of the Board of Directors and Standing and Special Committees
18.    Immediately after each annual stockholders’ meeting, the newly elected Board of Directors shall meet and for the ensuing year elect such officers as may be determined by the Board of Directors and shall attend to such other business as may come before the Board of Directors.

19.    Regular meetings of the Board of Directors and standing or special committees of the Board of Directors may be held without notice at such time and place as shall be determined by the Board of Directors or the committees, as applicable.
20.    At all meetings of the Board of Directors and standing or special committees, a majority of Directors or committee members, as applicable, shall constitute a quorum.
21.    Special meetings of the Board of Directors or standing or special committees may be called by the Chairman of the Board, a Director, the Chief Executive Officer, the President (if a Director) or the Secretary upon one (1) day’s notice to each Director or committee member, as applicable, either personally or in the manner permitted by Section 28.
Officers
22.    The Board of Directors shall elect a President and a Secretary, and shall choose a Chairman of the Board from among its members. The Board of Directors may also elect one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as the Board of Directors deems appropriate. Each such officer shall hold office after his or her election until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.
23.    The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
Capital Stock
24.    (a)    Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation.
The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the Corporation.

(b)    Certificates for Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President, or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Corporation, countersigned by an independent transfer agent and registered by an independent registrar. Any or all of the signatures may be facsimiles if permitted by the regulations of the New York Stock Exchange then in effect.
In case any officer of the Corporation, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
All certificates for shares of stock of the Corporation shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.
(c)    Statements Relating to Uncertificated Shares. Within two (2) business days after uncertificated shares have been registered, the Corporation or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration and such other information as may be required or appropriate.
(d)    Record Owners. The Corporation shall (i) be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the Corporation to receive dividends and to vote as such owner and (ii) not be bound to recognize any equitable or other claim to or interest in any share of the Corporation on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Transfer of Shares
25.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, the issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.
Record Dates
26.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock of the Corporation or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting or such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Board of Directors shall establish a record date for a special meeting of stockholders requested to be held by a stockholder or stockholders pursuant to Section 11 within thirty (30) days of the receipt of the request.
Dividends
27.    Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting.
Notice
28.    Whenever, under the provisions of these By-laws, notice is required to be given by the Corporation, such notice shall be in writing and shall be given (and shall be deemed to be duly received at the time so given) by personal delivery, by express courier service or by mail, postage prepaid, to the person to whom notice is required, at such address as appears on the records of the Corporation. Notice may also be given by electronic transmission (if consented to, in the case of stockholders), which notice shall be deemed to have been given when sent or transmitted.
29.    Any stockholder, Director or officer of the Corporation may waive any notice required to be given under these By-laws.
Amendment or Repeal of By-laws
30.    These By-laws may be altered or repealed at any regular meeting of the stockholders, or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the majority of the stockholders entitled to vote at such meeting and present or represented at the meeting, or by the affirmative vote of the majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change in these By-laws setting the time or place of the meeting for the election of Directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change in such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to such stockholder’s last known post office address at least twenty (20) days before the meeting is held.

Provisions for National Emergencies
31.    During periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, the following provisions shall apply notwithstanding any different provisions elsewhere contained in these By-laws:
(b)    Whenever, during such emergency and as a result thereof, a quorum of the Board of Directors or a standing or special committee thereof cannot readily be convened for action, a meeting of such Board of Directors or committee thereof may be called by any officer of the Corporation or Director by a notice of the time and place given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. Three (3) Directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers of the Corporation or other persons present who have been designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed Directors for such meeting.
(c)    The Board of Directors, both before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
(d)    The Board of Directors, both before or during any such emergency, may, effective as of the emergency, change the principal executive office or designate several alternative principal executive offices or regional offices, or authorize the officers of the Corporation so to do.
(e)    No Director or officer or employee of the Corporation acting in accordance with this Section shall be liable for any act or failure to act except for willful misconduct.
(f)    To the extent not inconsistent with this Section, all other Sections of these By-laws shall remain in effect during any emergency described in this Section and, upon termination of the emergency, the provisions of this Section shall cease to be operative.
Indemnification
32.    (a)    Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in another capacity for or at the request of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties, including under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 32 shall be a contract right that vests upon a person becoming a Director or officer of the Corporation or upon a person serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer of the Corporation in his or her capacity as a Director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. Notwithstanding the foregoing, subsequent to an indictment of, or the filing of a civil complaint by a U.S. federal or state governmental enforcement agency against, a Director or officer of the Corporation (in any capacity, including as an employee or agent of another enterprise and service to an employee benefit plan) entitled to or receiving advancement of expenses, the Corporation may, subject to applicable law (including to the extent indemnification is required under Section 145(c) of the Delaware General Corporation Law), terminate, reduce or place conditions upon any future advancement of expenses (including with respect to costs, charges, attorneys’ fees, experts’ fees and other fees) incurred by such Director or officer relating to his or her defense thereof if (i) such Director or officer does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions on such Director or officer or otherwise admits, in a legal proceeding, to the alleged violation resulting in the relevant indictment or complaint or (ii) if the Corporation initiates an internal investigation and a determination is made (x) by the disinterested Directors, even though less than a quorum, or (y) if there are no disinterested Directors or the disinterested Directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-maker at the time such determination is made demonstrate that such Director or officer acted in a manner that is not indemnifiable by the Corporation. Any future indemnification or similar agreement entered into by the Corporation with any Director or officer of the Corporation and that addresses the advancement of expenses shall contain restrictions substantially similar to the immediately preceding sentence.

(b)    If a claim under Paragraph (a) of this Section 32 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or, in the case of a claim regarding advancement of expenses, the Corporation has terminated, reduced or placed conditions upon advancement of expenses in accordance with Paragraph (a) of this Section 32, but in each case the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(c)    The right to indemnification and the advancement and payment of expenses conferred in this Section 32 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, other by-law, agreement, vote of stockholders or disinterested Directors or otherwise.
(d)    The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
(e)    If this Section 32 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Section 32 that shall not have been invalidated and to the full extent permitted by applicable law.

(f)    Any amendment or modification of this Section 32 affecting the rights of persons described in this Section 32 will not alter the rights of such persons with respect to conduct pre-dating the amendment or modification without the affected individual’s written consent.

Revised effective July 18, 2013